SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:
January 24, 2007

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TRADESTAR SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-51229 (Commission File Number)	51-0482104 (I.R.S. Employer Identification No.)

Three Riverway, Suite 1500 Houston, Texas (Address of principal executive offices)		77056 (Zip code)

Registrant’s telephone number, including area code: (713) 479-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(1)	Merger Involving Independent Accountants

(i)	On January 22, 2007, we were informed by Helin, Donovan, Trubee & Wilkinson, LLP (“HDTW”), the independent registered public accounting firm for Tradestar Services, Inc. (the “Company”), as follows:

(1)
HDTW has consummated a merger with Pohl, McNabola, Berg & Co., LLP (“PMB”). PMB is located in San Francisco, California, and is also registered with the Public Company Accounting Oversight Board (United States). The name of the post-merger firm is PMB Helin Donovan, LLP (“PMB+HD”).

(2)	We are required to file this Form 8-K as notification that PMB + HD succeeds HDTW as our independent registered auditor.

(ii)
HDTW was initially engaged to report on our consolidated financial statements as of and for the year ended December 31, 2006 and has not issued any opinion on our consolidated financial statements for the years ended December 31, 2005 and 2004. Since the date of HDTW’s initial engagement and through January 22, 2007, there have been no reportable events (as defined in Regulation S-B Item 304(a)(1)(iv)(B)).

(iii)
The Company has requested that HDTW furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not HDTW agrees with the above statements. A copy of HDTW’s letter required by Item 304(a)(3) of Regulation S-B is filed as Exhibit 16 to this Form 8-K.

(2)
Since the date of HDTW’s initial engagement and through January 22, 2007, neither the Company, nor anyone on its behalf, consulted with PMB regarding either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or any matter that was either a subject of disagreement (as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instructions to that Item) or a reportable event (as described in Item 304(a)(1)(iv)(B) of Regulation S-B).

(3)
We have notified the members of our Audit Committee of the facts set forth in this report on Form 8-K, including the appointment of PMB + HD as our independent registered auditor and no member has disapproved of this appointment.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

16	Letter regarding change in certifying accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRADESTAR SERVICES, INC.

Date: January 24, 2007	By:	/s/ Frederick A. Huttner
Frederick A. Huttner Chief Executive Officer

Kenneth L. Thomas
Kenneth L. Thomas Chief Financial Officer